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                                                                   Exhibit 10.28

                               SIXTH AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT

SIXTH AMENDMENT TO FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Amendment") dated as of June 1, 2004, among Oak Street Mortgage LLC, a Delaware limited liability company ("Oak Street LLC"), OAK STREET MORTGAGE OF TENNESSEE LLC, a Tennessee limited liability company ("Oak Street of TN"), OAK STREET MORTGAGE, INC., a Delaware corporation ("Oak Street Inc.") (Oak Street LLC, Oak Street of TN and Oak Street Inc. are collectively referred to as the "Borrower") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("Lender").

A. Borrower and Lender have entered into a revolving mortgage warehousing facility with a present Warehousing Commitment Amount of $200,000,000, which is evidenced by a First Amended and Restated Warehousing Promissory Note and a Sublimit Promissory Note, each dated August 31, 2002 (the "Notes"), and by a First Amended and Restated Warehousing Credit and Security Agreement dated as of August 31, 2002 (as the same may have been and may be amended or supplemented, the "Agreement").

B. Borrower has requested that Lender temporarily increase the Warehousing Commitment Amount and amend certain terms of the Agreement, and Lender has agreed to the temporary increase and amendments, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties to this Amendment agree as follows:

1.       Subject to Borrower's satisfaction of the conditions set forth in
         Section 10, the effective date of this Amendment is May 1, 2004, except that the effective date of the temporary increase is May 26, 2004 ("Effective Date").

2. Unless otherwise defined in this Amendment, all capitalized terms have the meanings given to those terms in the Agreement. Defined terms may be used in the singular or the plural, as the context requires. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or." References to Sections and Exhibits are to Sections and Exhibits of this Amendment unless otherwise expressly provided.

3. Article 7 of the Agreement is amended and restated in its entirety as set forth in Article 7 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 7 (including each and every Section in Article 7) are deemed to refer to the new Article 7.

4. Article 8 of the Agreement is amended and restated in its entirety as set forth in Article 8 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 8 (including each and every Section in Article 8) are deemed to refer to the new Article 8.

5. Article 10 of the Agreement is amended and restated in its entirety as set forth in Article 10 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 10 (including each and every Section in Article 10) are deemed to refer to the new Article 10.

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6.       Article 12 of the Agreement is amended and restated in its entirety as set forth in Article 12 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 12 (including each and every Section in Article 12) are deemed to refer to the new Article 12.

7. Exhibit E to the Agreement is amended and restated in its entirety as set forth in Exhibit E to this Amendment. All references in the Agreement and the other Loan Documents to Exhibit E are deemed to refer to the new Exhibit E.

8. Exhibit H to the Agreement is amended and restated in its entirety as set forth in Exhibit H to this Amendment. All references in the Agreement and the other Loan Documents to Exhibit H are deemed to refer to the new Exhibit H.

9. A new Exhibit K is added to the Agreement to read in its entirety as set forth in Exhibit K to this Amendment. All references in the Agreement and the other Loan Documents to Exhibit K are deemed to refer to the new Exhibit K.

10. Borrower must deliver to Lender (a) two executed copies of this Amendment and (b) a $350 document production fee.

11. Borrower represents, warrants and agrees that (a) there exists no Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their terms, as modified by this Amendment, (c) Lender is not in default under any of the Loan Documents and Borrower has no offset or defense to its performance or obligations under any of the Loan Documents, (d) except for changes permitted by the terms of the Agreement, Borrower's representations and warranties contained in the Loan Documents are true, accurate and complete in all respects as of the Effective Date and (e) there has been no material adverse change in Borrower's financial condition from the date of the Agreement to the Effective Date.

12. Except as expressly modified, the Agreement is unchanged and remains in full force and effect, and Borrower ratifies and reaffirms all of its obligations under the Agreement and the other Loan Documents.

13. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which shall together constitute but one and the same instrument.

                     [END OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.

                                           OAK STREET MORTGAGE LLC,
                                           a Delaware limited liability company

                                           By: /s/  Craig Royal

                                           Its: Chief Financial Officer

                                           OAK STREET MORTGAGE OF TENNESSEE
                                           LLC,
                                           a Tennessee limited liability company

                                           By: /s/  Craig Royal

                                           Its: Chief Financial Officer

                                           OAK STREET MORTGAGE, INC.,
                                           a Delaware corporation

                                           By: /s/ Craig Royal

                                           Its: Chief Financial Officer

Closing Date: June 11, 2004                RESIDENTIAL FUNDING CORPORATION,
        (to be completed by Lender)        a Delaware corporation

                                           By: /s/ Donna A. Wesl

                                           Its: Managing Director

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7.       AFFIRMATIVE COVENANTS

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must:

7.1.     PAYMENT OF OBLIGATIONS

Punctually pay or cause to be paid all Obligations, including the Obligations payable under this Agreement and under the Warehousing Note and the Sublimit Note, in accordance with their terms.

7.2.     FINANCIAL STATEMENTS

Deliver to Lender:

7.2 (a) As soon as available and in any event within 30 days after the end of each month, including the last month of Oak Street LLC's fiscal year, an interim statement of income of Oak Street LLC (and, Oak Street LLC's Subsidiaries, on a consolidated basis) for the immediately preceding month and for the period from the beginning of the fiscal year to the end of that month, and the related balance sheet as at the end of the immediately preceding month, all in reasonable detail, subject, however, to year-end audit adjustments.

7.2 (b) As soon as available and in any event within 90 days after the end of each fiscal year of Oak Street LLC, fiscal year-end statements of income, changes in Equity Interests and cash flow of Oak Street LLC (and, Oak Street LLC's Subsidiaries, on a consolidated basis) and of Borrower (on a consolidating basis) for that year, and the related balance sheet as of the end of that year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by (1) an opinion as to those financial statements in form and prepared by independent certified public accountants of recognized standing acceptable to Lender and (2) any management letters, management reports or other supplementary comments or reports delivered by those accountants to Oak Street LLC or Borrower, as applicable, or its respective management committee or board of directors.

7.2 (c) Together with each delivery of financial statements required by this Section, a Compliance Certificate substantially in the form of Exhibit E.

7.2 (d) As soon as available and in all events within 30 days after the beginning of each fiscal year of the Borrower, financial projections of Borrower for such fiscal year consisting of projected income and cash flow statements for each month during such fiscal year, projected balance sheets as of the end of each month during such fiscal year, and projected Mortgage Loan origination and sale reports for each month during such fiscal year, all in reasonable detail and otherwise reasonably acceptable to the Lender.

7.2 (e) Copies of all regular or periodic financial and other reports that Borrower files with the Securities and Exchange Commission or any successor governmental agency or other entity.

7.3.     OTHER BORROWER REPORTS

Deliver to Lender:

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7.3 (a)  As soon as available and in any event within 30 days after the end of each month, a consolidated loan production report as of the end of that month, presenting the total dollar volume and the number of Mortgage Loans originated and closed or purchased during that month and for the fiscal year-to-date, specified by property type and loan type.

7.3 (b) As soon as available and in any event within 30 days after the end of each month, a report ("Forward Commitment Report") as of the end of that month, detailing the original amount of the commitment, the date executed, the amount outstanding on the commitment and the amount of the commitment used.

7.3 (c) As soon as available and in any event within 30 days after the end of each Calendar Quarter, a report detailing all of the lines of credit and other loan obligations of Borrower and Borrower's Subsidiaries and any joint ventures.

7.3 (d) As soon as available and in any event within 30 days after the end of each month, a report detailing all requests the Borrower repurchase Pledged Assets from an Investor or out of an Eligible Mortgage Pool, the status of each such request, and any indemnification or similar agreement entered into by Borrower in connection with any such request.

7.3 (e) As soon as available and in any event within 30 days after the end of each month, a report as of the end of that month, detailing all investments in Affiliates, advances to and receivables from Affiliates and amounts owed to Affiliates by Borrower.

7.3 (f) Other reports in respect of Pledged Assets, including copies of purchase confirmations issued by Investors purchasing Pledged Loans from Borrower, in such detail and at such times as Lender in its discretion may reasonably request.

7.3 (g) With reasonable promptness, all further information regarding the business, operations, properties or financial condition of Borrower as Lender may reasonably request, including copies of any audits completed by HUD, Ginnie Mae, Fannie Mae or Freddie Mac.

7.4.     MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS

Preserve and maintain its existence as a limited liability company in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including its eligibility as lender, seller/servicer and issuer described under Section 9.1; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining Borrower's eligibility as lender, seller/servicer and issuer described under Section 9.1; and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

7.5.     COMPLIANCE WITH APPLICABLE LAWS

Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could result in a material adverse change in Borrower's business, operations, assets, or financial condition as a whole or on the enforceability of this Agreement, the Warehousing Note, the Sublimit Note, any other Loan Document or any Collateral, except where contested in good faith and by appropriate proceedings.

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7.6.     INSPECTION OF PROPERTIES AND BOOKS; OPERATIONAL REVIEWS

Permit Lender or any Participant (and their authorized representatives) to discuss the business, operations, assets and financial condition of Borrower and its Subsidiaries with Borrower's managers and other management officials, agents and employees, and to examine and make copies or extracts of Borrower's and its Subsidiaries' books of account, all at such reasonable times as Lender or any Participant may request. Provide its accountants with a copy of this Agreement promptly after its execution and authorize and instruct them to answer candidly all questions that the officers of Lender or any Participant or any authorized representatives of Lender or any Participant may address to them in reference to the financial condition or affairs of Borrower and its Subsidiaries. Borrower may have its representatives in attendance at any meetings held between the officers or other representatives of Lender or any Participant and Borrower's accountants under this authorization. Permit Lender or any Participant (and their authorized representatives) access to Borrower's premises and records for the purpose of conducting a review of Borrower's general mortgage business methods, policies and procedures, auditing its loan files and reviewing the financial and operational aspects of Borrower's business.

7.7.     NOTICE

Give prompt Notice to Lender of (a) any action, suit or proceeding instituted by or against Borrower or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), which action, suit or proceeding has at issue in excess of $250,000, or any such proceedings threatened against Borrower or any of its Subsidiaries in a writing containing the details of that action, suit or proceeding; (b) the filing, recording or assessment of any federal, state or local tax Lien against Borrower, or any of its assets or any of its Subsidiaries; (c) an Event of Default; (d) a Default that continues for more than 4 days; (e) the suspension, revocation or termination of Borrower's eligibility, in any respect, as lender, seller/servicer or issuer as described under Section 9.1; (f) the transfer, loss, nonrenewal or termination of any Servicing Contracts to which Borrower is a party, or which is held for the benefit of Borrower, and the reason for that transfer, loss, nonrenewal or termination; (g) any Prohibited Transaction with respect to any Plan, specifying the nature of the Prohibited Transaction and what action Borrower proposes to take with respect to it; and (h) any other action, event or condition of any nature that could lead to or result in a material adverse change in the business, operations, assets or financial condition of Borrower or any of its Subsidiaries.

7.8.     PAYMENT OF DEBT, TAXES AND OTHER OBLIGATIONS

Pay, perform and discharge, or cause to be paid, performed and discharged, all of the obligations and indebtedness of Borrower and its Subsidiaries, all taxes, assessments and governmental charges or levies imposed upon Borrower or its Subsidiaries or upon their respective income, receipts or properties before those taxes, assessments and governmental charges or levies become past due, and all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could become a Lien or charge upon any of their respective properties or assets. Borrower and its Subsidiaries are not required to pay, however, any taxes, assessments and governmental charges or levies or claims for labor, materials or supplies for which Borrower or its Subsidiaries have obtained an adequate bond or insurance or that are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued and for which proper reserves have been created.

7.9.     INSURANCE

Maintain blanket bond coverage and errors and omissions insurance or mortgage impairment insurance, with such companies and in such amounts as satisfy prevailing requirements applicable to a lender, seller/servicer and issuer described under Section 9.1, and liability insurance and fire and other hazard insurance on its properties, in each case with responsible insurance companies acceptable to Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same location. Within 30 days after Notice from Lender, obtain such additional insurance as Lender may reasonably require, all at the sole expense of Borrower. Copies of such policies must be furnished to Lender without charge upon request of Lender.

7.10.    CLOSING INSTRUCTIONS

Indemnify and hold Lender harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of any title insurance company, agent or attorney to comply with Borrower's disbursement or instruction letter relating to any Mortgage Loan. Lender has the right to pre-approve Borrower's choice of title insurance company, agent or attorney and Borrower's disbursement or instruction letter to them in any case in which Borrower intends to obtain a Warehousing Advance against the Mortgage Loan to be created at settlement or to pledge that Mortgage Loan as Collateral under this Agreement. In any event, Borrower's disbursement or instruction letter must include the following language:

           Residential Funding Corporation has a security interest in any amounts advanced by it to fund this mortgage loan and in the mortgage loan funded with those amounts. You must promptly return any amounts advanced by Residential Funding Corporation and not used to fund this mortgage loan. You also must immediately return all amounts advanced by Residential Funding Corporation if this mortgage loan does not close and fund within 1 Business Day of your receipt of those funds.

7.11.    SUBORDINATION OF CERTAIN INDEBTEDNESS

Cause any indebtedness of Borrower to any member, manager or Affiliate or any shareholder, director or officer of any manager, member or Affiliate of Borrower, which indebtedness has a term of more than 1 year or is in excess of $25,000, to be subordinated to the Obligations by the execution and delivery to Lender of a Subordination of Debt Agreement, on the form prescribed by Lender, certified by the corporate secretary of Borrower to be true and complete and in full force and effect.

7.12.    OTHER LOAN OBLIGATIONS

Perform all material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which Borrower is bound or to which any of its property is subject, and promptly notify Lender in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other lender. Exhibit F is a true and complete list of all such lines of credit or agreements as of the date of this Agreement. Borrower must give Lender at least 30 days Notice before entering into any additional lines of credit or agreements. Notices to Lender are for informational purposes only and Lender will not have the right to approve any current or future lines of credit or agreements.

7.13.    ERISA

Maintain (and, if applicable, cause each ERISA Affiliate to maintain) each Plan in compliance with all material applicable requirements of ERISA and of the Internal Revenue Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Internal Revenue Code, and not (and, if applicable, not permit any ERISA Affiliate to), (a) engage in any transaction in connection with which Borrower or any ERISA Affiliate would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Internal Revenue Code, in either case in an amount exceeding $25,000 or (b) fail to make full payment when due of all amounts that, under the provisions of any Plan, Borrower or any ERISA

Affiliate is required to pay as contributions to that Plan, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $25,000.

7.14.    USE OF PROCEEDS OF WAREHOUSING ADVANCES

Use the proceeds of each Warehousing Advance solely for the purpose of funding Eligible Loans or REO Properties and against the pledge of those Eligible Loans and REO Properties as Collateral.

                                END OF ARTICLE 7

8.       NEGATIVE COVENANTS

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Lender:

8.1.     CONTINGENT LIABILITIES

Assume, guarantee, endorse or otherwise become contingently liable for the obligation of any Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, except for obligations arising in connection with the sale of Mortgage Loans with recourse in the ordinary course of Borrower's business, and except for a limited guaranty of $2,500,000 given by Oak Street LLC to Bank One in connection with Bank One providing a $15,000,000 line of credit to Oak Street Funding LLC.

8.2.     PLEDGE OF SERVICING CONTRACTS

Pledge or grant a security interest in any existing or future Servicing Contracts of Borrower other than to Lender or omit to take any action required to keep all of Borrower's Servicing Contracts in full force and effect.

8.3.     RESTRICTIONS ON FUNDAMENTAL CHANGES

8.3 (a) Consolidate, merge or enter into any analogous reorganization or transaction with any Person.

8.3 (b) Amend or otherwise modify Borrower's articles of organization or operating agreement in any way which will have an adverse impact on Lender.

8.3 (c) Liquidate, wind up or dissolve (or suffer any liquidation or dissolution).

8.3 (d) Cease actively to engage in the business of originating or acquiring Mortgage Loans or make any other material change in the nature or scope of the business in which Borrower engages as of the date of this Agreement.

8.3 (e) Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of Borrower's business or assets, whether now owned or acquired after the Closing Date, other than, in the ordinary course of business and to the extent not otherwise prohibited by this Agreement, sales of (1) Mortgage Loans, (2) Mortgage-backed Securities and (3) Servicing Contracts.

8.3 (f) Acquire by purchase or in any other transaction all or substantially all of the business or property of, or stock or other ownership interests of, any Person; provided, however, Borrower may purchase all or substantially all of the business or property of a Person whose primary business is directly related to mortgage banking if (1) the purchase price is no greater than $500,000, (2) the business or property is consolidated into the Borrower, and (3) Borrower gives at least five 5 Business Days advance written Notice of such purchase.

8.3 (g) Permit any Subsidiary of Borrower to do or take any of the foregoing actions.

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8.4.     SUBSIDIARIES

Form or acquire, or permit any Subsidiary of Borrower to form or acquire, any Person that would thereby become a Subsidiary.

8.5.     DEFERRAL OF SUBORDINATED DEBT

Pay any Subordinated Debt of Borrower in advance of its stated maturity or, after a Default or Event of Default under this Agreement has occurred, make any payment of any kind on any Subordinated Debt of Borrower until all of the Obligations have been paid and performed in full and any applicable preference period has expired.

8.6.     LOSS OF ELIGIBILITY

Take any action that would cause Borrower to lose all or any part of its status as an eligible lender, seller/servicer or issuer as described under Section 9.1.

8.7.     ACCOUNTING CHANGES

Make, or permit any Subsidiary of Borrower to make, any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary of Borrower.

8.8.     LEVERAGE RATIO

Permit Oak Street LLC's Leverage Ratio at any time to exceed 20 to 1.

8.9.     MINIMUM TANGIBLE NET WORTH

Permit Oak Street LLC's Tangible Net Worth at any time to be less than (a) from May 1, 2004 through June 30, 2004, $11,000,000; (b) from July 1, 2004 through
September 30, 2004, $13,000,000; and (c) on and after October 1, 2004, $15,000,000.

8.10.    CURRENT RATIO

Permit Oak Street LLC's Current Ratio at any time to be less than 1.03 to 1.

8.11.    LIQUID ASSETS

Permit Oak Street LLC's Liquid Assets at any time to be less than $5,000,000.

8.12.    NET INCOME/LOSS

Permit Oak Street LLC's monthly net income to be less than zero for three consecutive months on a consolidated basis.

8.13.    TRANSACTIONS WITH AFFILIATES

Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of Borrowers' Affiliates, except Oak Street LLC may
(i) loan H&K Collections, LLC $1,000,000 to fund the initial start up of the joint venture, (ii) contribute $2,500,000 to Oak Street Funding LLC to initially capitalize this entity, and (iii) contribute $700,000 to initially capitalize H&K Collections, LLC, (b) sell, transfer, pledge or assign any of its assets to or on behalf of those Affiliates,

(c) merge or consolidate with or purchase or acquire assets from those Affiliates, or (d) pay management fees to or on behalf of those Affiliates.

8.14.    RECOURSE SERVICING CONTRACTS

Acquire or enter into Servicing Contracts under which Borrower must repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of those Mortgage Loans.

8.15.    GESTATION AGREEMENTS

Directly or indirectly sell or finance a Mortgage Loan under any Gestation Agreement if the Mortgage Loan is or was previously pledged to Lender as Collateral under this Agreement if the aggregate amount of Warehousing Advances outstanding is less than 60% of the Warehousing Commitment Amount.

                                END OF ARTICLE 8

10.      DEFAULTS; REMEDIES

10.1.    EVENTS OF DEFAULT

The occurrence of any of the following is an event of default ("Event of Default"):

10.1 (a) Borrower fails to pay the principal of any Warehousing Advance when due, whether at stated maturity, by acceleration, or otherwise; or fails to pay any installment of interest on any Warehousing Advance within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement; or fails to pay, within any applicable grace period, any other amount due under this Agreement or any other Obligation of Borrower to Lender.

10.1 (b) Borrower or any of its Subsidiaries fails to pay, or defaults in the payment of any principal or interest on, any other indebtedness or any contingent obligation within any applicable grace period; breaches or defaults with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating to that indebtedness, if the effect of that breach or default is to cause, or to permit the holder or holders of that indebtedness (or a trustee on behalf of such holder or holders) to cause, indebtedness of Borrower or its Subsidiaries in the aggregate amount of $50,000 or more to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise).

10.1 (c) Borrower fails to perform or comply with any term or condition applicable to it contained in Sections 7.4 or 7.14 or in any Section of
         Article 8.

10.1 (d) Any representation or warranty made or deemed made by Borrower under this Agreement, in any other Loan Document or in any written statement or certificate at any time given by Borrower is inaccurate or incomplete in any material respect on the date as of which it is made or deemed made.

10.1 (e) Borrower defaults in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to in Sections 10.1(a), 10.1 (c) or 10.1 (d) and such default has not been remedied or waived within 5 days with respect to Section
         7.2 of this Agreement or within 30 days with respect to any other term of this Agreement after the earliest of (1) receipt by Borrower of Notice from Lender of that default, (2) receipt by Lender of Notice from Borrower of that default or (3) the date Borrower should have notified Lender of that default under Section 7.7(c) or 7.7(d).

10.1 (f) An "event of default" (however defined) occurs under any agreement between Borrower and Lender other than this Agreement and the other Loan Documents.

10.1 (g) A case (whether voluntary or involuntary) is filed by or against Borrower or Oak Street Operations, LLC or any Subsidiary of Borrower or Oak Street Operations, LLC under any applicable bankruptcy, insolvency or other similar federal or state law; or a court of competent jurisdiction appoints a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or Oak Street Operations, LLC or any Subsidiary of Borrower or Oak Street Operations, LLC, or over all or a substantial part of their respective properties or assets; or Borrower or Oak Street Operations, LLC or any Subsidiary of Borrower or Oak Street Operations, LLC (1) consents to the appointment of or possession by a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or Oak Street Operations, LLC or any Subsidiary of Borrower or Oak Street Operations, LLC, or over all or a substantial part of their respective properties or assets, (2) makes an assignment for the benefit of creditors, or (3) fails, or admits in writing its inability, to pay its debts as those debts become due.

10.1 (h) Borrower fails to perform any contractual obligation to repurchase Mortgage Loans, if such obligations in the aggregate exceed $500,000.

10.1 (i) Any money judgment, writ or warrant of attachment or similar process involving in an amount in excess of $250,000 is entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days or 5 days before the date of any proposed sale under that money judgment, writ or warrant of attachment or similar process.

10.1 (j) Any order, judgment or decree decreeing the dissolution of Borrower is entered and remains undischarged or unstayed for a period of 20 days.

10.1 (k) Borrower purports to disavow the Obligations or contests the validity or enforceability of any Loan Document.

10.1 (l) Lender's security interest on any portion of the Collateral becomes unenforceable or otherwise impaired.

10.1 (m) A material adverse change occurs in Borrower's financial condition, business, properties, operations or prospects, or in Borrower's ability to repay the Obligations.

10.1 (n) Any Lien for any taxes, assessments or other governmental charges
         (1) is filed against Borrower or any of its property, or is otherwise enforced against Borrower or any of its property, or (2) obtains priority that is equal to greater than the priority of Lender's security interest in any of the Collateral.

10.1 (o) Steven Alonso ceases to be the Chief Executive Officer of Oak
         Street LLC unless a substitute reasonably acceptable to Lender has been elected within 90 days thereafter; or

10.1 (p) Steven Alonso ceases to be the Managing Member of Oak Street LLC unless a substitute reasonably acceptable to Lender has been elected within 90 days thereafter; or

10.1 (q) Craig Royal ceases to be the Chief Financial Officer of Oak Street LLC unless a substitute reasonably acceptable to Lender has been elected within 90 days thereafter; or

10.1 (r) John F. Havens, Ellen Havens Hardyman, a Havens family trust,
         Steven Alonso and the Sotseks Corp. or any heirs of the foregoing who are individuals, collectively, cease to own, directly or indirectly, a majority of the Equity Interests of Oak Street Operations, LLC; or

10.1 (s) Oak Street Operations, LLC ceases to own, directly or indirectly, all of the Equity Interests of Oak Street LLC.

10.2.    REMEDIES

10.2 (a) If an Event of Default described in Section 10.1 (g) occurs with respect to Borrower, the Warehousing Commitment will automatically terminate and the unpaid principal amount of and accrued interest on the Warehousing Note, the Sublimit Note and all other Obligations will automatically become due and payable, without presentment, demand or other Notice or requirements of any kind, all of which Borrower expressly waives.

10.2 (b) If any other Event of Default occurs, Lender may, by Notice to Borrower, terminate the Warehousing Commitment and declare the Obligations to be immediately due and payable.

10.2 (c) If any Event of Default occurs, Lender may also take any of the following actions:

         (1) Foreclose upon or otherwise enforce its security interest in any Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for in the Loan Documents.

         (2) Notify all obligors under any of the Collateral that the Collateral has been assigned to Lender (or to another Person designated by Lender) and that all payments on that Collateral are to be made directly to Lender (or such other Person); settle, compromise or release, in whole or in part, any amounts any obligor or Investor owes on any of the Collateral on terms acceptable to Lender; enforce payment and prosecute any action or proceeding involving any of the Collateral; and where any Collateral is in default, foreclose on and enforce any Liens securing that Collateral in any manner permitted by law and sell any property acquired as a result of those enforcement actions.

         (3) Prepare and submit for filing Uniform Commercial Code amendment statements evidencing the assignment to Lender or its designee of any Uniform Commercial Code financing statement filed in connection with any item of Collateral.

         (4) Act, or contract with a third party to act, at Borrower's expense, as servicer or subservicer of Collateral requiring servicing, and perform all obligations required under any Collateral, including Servicing Contracts and Purchase Commitments.

         (5) Require Borrower to assemble and make available to Lender the Collateral and all related books and records at a place designated by Lender.

         (6) Enter onto property where any Collateral or related books and records are located and take possession of those items with or without judicial process; and obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained in the foregoing in any manner Lender deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

         (7) Before the disposition of the Collateral, prepare it for disposition in any manner and to the extent Lender deems appropriate.

         (8) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including selling or otherwise disposing of all or any portion of the Collateral at one or more public or private sales, whether or not the Collateral is present at the place of sale, for cash or credit or future delivery, on terms and conditions and in the manner as Lender may determine, including sale under any applicable Purchase Commitment. Borrower waives any right it may have to prior notice of the sale of all or any portion of the Collateral to the extent allowed by applicable law. If notice is required under applicable law, Lender will give Borrower not less than 10 days' notice of any public sale or of the date after which any private sale may be held. Borrower agrees that 10 days' notice is reasonable notice. Lender may, without notice or publication, adjourn any public or private sale one or more times by announcement at the time and place fixed for the sale, and the sale may be held at any time or place announced at the adjournment. In the case of a sale of all or any portion of the Collateral on credit or for future delivery, the Collateral sold on those terms may be retained by Lender until the purchaser pays the selling price or takes possession of the Collateral. Lender has no liability to Borrower if a purchaser fails to pay for or take possession of Collateral sold on those terms, and in the case of any such failure, Lender may sell the Collateral again upon notice complying with this Section.

         (9) Instead of or in conjunction with exercising the power of sale authorized by Section (8), Lender may proceed by suit at law or in equity to collect all amounts due on the Collateral, or to foreclose Lender's Lien on and sell all or any portion of the Collateral pursuant to a judgment or decree of a court of competent jurisdiction.

         (10) Proceed against Borrower on the Warehousing Note and the Sublimit Note.

         (11) Retain all excess proceeds from the sale or other disposition of the Collateral, and apply them to the payment of the Obligations under Section 10.3.

10.2 (d) Lender will incur no liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition. Borrower waives (to the extent permitted by law) any claims it may have against Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that Lender might have obtained at a public sale, or was less than the aggregate amount of the outstanding Warehousing Advances, accrued and unpaid interest on those Warehousing Advances, and unpaid fees, even if Lender accepts the first offer received and does not offer the Collateral to more than one offeree. Borrower agrees that any sale of Collateral under the terms of a Purchase Commitment, or any other disposition of Collateral arranged by Borrower, whether before or after the occurrence of an Event of Default, will be deemed to have been made in a commercially reasonable manner.

10.2 (e) Borrower acknowledges that Mortgage Loans are collateral of a type that is the subject of widely distributed standard price quotations and that Mortgage-backed Securities are collateral of a type that is customarily sold on a recognized market. Borrower waives any right it may have to prior notice of the sale of Pledged Securities, and agrees that Lender may purchase Pledged Loans and Pledged Securities at a private sale of such Collateral.

10.2 (f) Borrower specifically waives and releases (to the extent permitted by law) any equity or right of redemption, stay or appraisal that Borrower has or may have under any rule of law or statute now existing or adopted after the date of this Agreement, and any right to require Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order, or (3) pursue any other remedy within its power. Lender is not required to take any action to preserve any rights of Borrower against holders of mortgages having priority to the Lien of any Mortgage or Security Agreement included in the Collateral or to preserve Borrower's rights against other prior parties.

10.2 (g) Lender may, but is not obligated to, advance any sums or do any act or thing necessary to uphold or enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage or Security Agreement included in the Collateral, including payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement of this Agreement, together with interest on those amounts at the

         Default Rate, from the time paid by Lender until repaid by Borrower, are deemed to be principal outstanding under this Agreement, the Warehousing Note and the Sublimit Note.

10.2 (h) No failure or delay on the part of Lender to exercise any right, power or remedy provided in this Agreement or under any other Loan Document, at law or in equity, will operate as a waiver of that right, power or remedy. No single or partial exercise by Lender of any right, power or remedy provided under this Agreement or any other Loan Document, at law or in equity, precludes any other or further exercise of that right, power, or remedy by Lender, or Lender's exercise of any other right, power or remedy. Without limiting the foregoing, Borrower waives all defenses based on the statute of limitations to the extent permitted by law. The remedies provided in this Agreement and the other Loan Documents are cumulative and are not exclusive of any remedies provided at law or in equity.

10.2 (i) Borrower grants Lender a license or other right to use, without charge, Borrower's computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any of the Collateral and Borrower's rights under all licenses and all other agreements related to the foregoing inure to Lender's benefit until the Obligations are paid in full.

10.3.    APPLICATION OF PROCEEDS

Lender may apply the proceeds of any sale, disposition or other enforcement of Lender's Lien on all or any portion of the Collateral to the payment of the Obligations in the order Lender determines in its sole discretion. From and after the indefeasible payment to Lender of all of the Obligations, any remaining proceeds of the Collateral will be paid to Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct. If the proceeds of any sale, disposition or other enforcement of the Collateral are insufficient to cover the costs and expenses of that sale, disposition or other enforcement and payment in full of all Obligations, Borrower is liable for the deficiency.

10.4.    LENDER APPOINTED ATTORNEY-IN-FACT

Borrower appoints Lender its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement, the Warehousing Note, the Sublimit Note and the other Loan Documents and taking any action and executing any instruments that Lender deems necessary or advisable to accomplish that purpose. Borrower's appointment of Lender as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Lender may give notice of its Lien on the Collateral to any Person, either in Borrower's name or in its own name, endorse all Pledged Loans or Pledged Securities payable to the order of Borrower, change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, prepare and submit for filing Uniform Commercial Code amendment statements with respect to any Uniform Commercial Code financing statements filed in connection with any item of Collateral or receive, endorse and collect all checks made payable to the order of Borrower representing payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Loans or Pledged Securities and give full discharge for those transactions.

10.5.    RIGHT OF SET-OFF

If Borrower defaults in the payment of any Obligation or in the performance of any of its duties under the Loan Documents, Lender may, without Notice to or demand on Borrower (which Notice or demand Borrower expressly waives), set-off, appropriate or apply any property of Borrower held at any time by Lender, or any indebtedness at any time owed by Lender to or for the account of Borrower, against the Obligations, whether or not those Obligations have matured.

                                END OF ARTICLE 10

12.      DEFINITIONS

12.1.    DEFINED TERMS

Capitalized terms defined below or elsewhere in this Agreement have the following meanings or, as applicable, the meanings given to those terms in Exhibits to this Agreement:

"Advance Rate" means, with respect to any Eligible Loan and REO Property, the Advance Rate set forth in Exhibit H for that type of Eligible Loan or REO Property.

"Affiliate" means, when used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person that beneficially owns or holds, directly or indirectly, 5% or more of any class of voting Equity Interests of the Person referred to, (c) each Person, 5% or more of the voting Equity Interests of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. For these purposes, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

"Aged Mortgage Loans" means Mortgage Loans against which a Warehousing Advance has been outstanding for longer than the Standard Warehouse Period, provided that Aged Mortgage Loans are permitted for such type of Mortgage Loan.

"Aged Warehouse Period" means the maximum number of days a Warehouse Advance against Aged Mortgage Loans of a particular type may remaining outstanding.

"Agency Security" means a Mortgage-backed Security issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.

"Agreement" means this First Amended and Restated Warehousing Credit and Security Agreement, either as originally executed or as it may be amended, restated, renewed or replaced.

"Appraised Property Value" means with respect to an interest in real property, the then current fair market value of the real property and any improvements on it as of recent date determined in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

"Approved Custodian" means a pool custodian or other Person that Lender deems acceptable, in its sole discretion, to hold Mortgage Loans for inclusion in a Mortgage Pool or to hold Mortgage Loans as agent for an Investor that has issued a Purchase Commitment for those Mortgage Loans.

"Audited Statement Date" means the date of Borrower's most recent audited financial statements (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Lender under the Existing Agreement or this Agreement.

"Bank One" means Bank One, National Association, or any successor bank.

"Bank One Prime Rate" means, as of any date of determination, the highest prime rate quoted by Bank One and most recently published by Bloomberg L.P. If the prime rate for Bank One is not quoted or published for any period, then during that period the term "Bank One Prime Rate" means the highest prime rate published in the most recent edition of The Wall Street Journal in its regular column entitled "Money Rates."

"Borrower" has the meaning set forth in the first paragraph of this Agreement.

"BPO Value" means, with respect to the improved real property securing any Mortgage Loan, the lowest fair market value for such real property or ownership interest and occupancy rights as set forth in an opinion of a real estate broker acceptable to Lender, in its sole discretion, as to the value of such improved real property if sold within a 60-day marketing period. Each such broker price opinion must be obtained from a real estate broker with substantial experience in the purchase and sale of similar properties in the geographic area in which the real property or ownership interest and occupancy rights to be valued is located and should be as of a date not more than 30 days prior to the date of the related Advance.

"Business Day" means any day other than Saturday, Sunday or any other day on which national banking associations are closed for business.

"Buydown" has the meaning set forth in Section 3.4.

"Calendar Quarter" means the 3 month period beginning on each January 1, April 1, July 1 or October 1.

"Cash Collateral Account" means a demand deposit account maintained at the Funding Bank in Lender's name and designated for receipt of the proceeds of the sale or other disposition of Collateral.

"Check Disbursement Account" means a demand deposit account maintained at the Funding Bank in Borrower's name and under the control of Lender for clearing checks written by Borrower to fund Mortgage Loans funded by Warehousing Advances.

"Closing Date" has the meaning set forth in the Recitals to this Agreement.

"Collateral" has the meaning set forth in Section 4.1.

"Collateral Documents" means, with respect to each Mortgage Loan, (a) the Mortgage Note, the Mortgage and all other documents including, if applicable, any Security Agreement, executed in connection with or relating to the Mortgage Loan; (b) as applicable, the original lender's ALTA Policy of Title Insurance or its equivalent, documents evidencing the FHA Commitment to Insure, the VA Guaranty or private mortgage insurance, the appraisal, the Regulation Z statement, the environmental assessment, the engineering report, certificates of casualty or hazard insurance, credit information on the maker of the Mortgage Note, the HUD-1 or corresponding purchase advice; (c) any other document listed in Exhibit B; and (d) any other document that is customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or that is customarily executed by the seller of a Mortgage Note to an Investor.

"Committed Purchase Price" means for an Eligible Loan (a) the dollar price as set forth in the Purchase Commitment or, if the price is not expressed in dollars, the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in the Purchase Commitment for the Eligible Loan, or (b) if the Eligible Loan is to be used to back an Agency Security, the dollar price as set forth in a Purchase Commitment or, if the price is not expressed in dollars the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in the Purchase Commitment for the Agency Security.

"Compliance Certificate" means a certificate executed on behalf of Borrower by its manager having principal financial accounting responsibilities, substantially in the form of Exhibit E.

"Credit Score" means a mortgagor's overall consumer credit rating, represented by a single numeric credit score using the Fair, Isaac consumer credit scoring system, provided by a credit repository acceptable to Lender and the Investor that issued the Purchase Commitment covering the related Mortgage Loan (if a Purchase Commitment is required by Exhibit H).

"Current Assets" means a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) assets that in the regular course of business will be readily and quickly realized, or converted into cash, all in accordance with GAAP, within 1 year, together with those additional assets that may readily be converted into cash without impairing the business of Borrower. Current Assets include (a) cash, (b) temporary investments, (c) Mortgage Loans and Mortgage-backed Securities held for sale (net of any loan loss reserves),
(d) accounts and accrued interest receivable (net of allowance for doubtful accounts), (e) servicing advances made on behalf of mortgagors and (f) any other assets that would be Current Assets in accordance with GAAP.

"Current Liabilities" means a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) liabilities, or any portion of a Person's liabilities, the maturity of which will not extend beyond 1 year from the date of determination.

"Current Ratio" means the ratio of a Person's Current Assets to Current Liabilities.

"Daily Outstanding Balances" has the meaning set forth in Section 3.11.

"Debt" means (a) all indebtedness or other obligations of a Person that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Person on the date of determination, plus (b) all indebtedness or other obligations of the Person for borrowed money or for the deferred purchase price of property or services, and minus, (c) for purposes of calculating Borrower's Debt, all indebtedness or other obligations of a Diversified Business that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Diversified Business on the date of determination. For purposes of calculating a Person's Debt, Subordinated Debt not due within 1 year of that date and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights may be excluded from a Person's indebtedness.

"Default" means the occurrence of any event or existence of any condition that, but for the giving of Notice or the lapse of time, would constitute an Event of Default.

"Default Rate" means, for any Warehousing Advance, the Interest Rate applicable to that Warehousing Advance plus 4% per annum. If no Interest Rate is applicable to a Warehousing Advance, "Default Rate" means, for that Warehousing Advance, the highest Interest Rate then applicable to any outstanding Warehousing Advance plus 4% per annum.

"Depository Benefit" means the compensation received by Lender, directly or indirectly, as a result of Borrower's maintenance of Eligible Balances with a Designated Bank.

"Designated Bank" means any bank designated by Lender as a Designated Bank, but only for as long as Lender has an agreement under which Lender receives Depository Benefits from that bank.

"Designated Bank Charges" means any fees, interest or other charges that would otherwise be payable to a Designated Bank in connection with Eligible Balances maintained at the Designated Bank, including deposit insurance premiums, service charges and any other charges that may be imposed by governmental authorities from time to time.

"Discontinued Loan" has the meaning set forth in the GMAC-RFC Client Guide.

"Diversified Business" means each Subsidiary or Affiliate of Borrower listed on Exhibit K to this Agreement, including H&K Collections, LLC and Oak Street Funding LLC, and any other Subsidiary, Affiliate, investment or asset not engaged in or supporting Borrower's mortgage banking business.

"Earnings Allowance" has the meaning set forth in Section 3.1(b).

"Earnings Credit" has the meaning set forth in Section 3.1(b).

"Electronic Advance Request" means an electronic transmission through RFConnects Delivery containing the same information as Exhibit A to this Agreement.

"Electronic Tracking Agreement" means an Electronic Tracking Agreement, on the form prescribed by Lender, among Borrower, Lender, MERS and MERCORP, Inc., pursuant to which Lender will have the authority to, among other things, withdraw a Mortgage from the MERS system, if either the Mortgage Loan has been registered on the MERS system naming Borrower as servicer or subservicer, or the Mortgage Loan has not yet been registered on the MERS system.

"Eligible Balances" means all funds of or maintained by Borrower (and, if applicable, Borrower's Subsidiaries) in demand deposit or time deposit accounts at a Designated Bank, minus balances to support float, reserve requirements and any other reductions that may be imposed by governmental authorities from time to time.

"Eligible Loan" means a Single Family Mortgage Loan that satisfies the conditions and requirements set forth in Exhibit H.

"Eligible Mortgage Pool" means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification, (b) there exists a Purchase Commitment covering the Agency Security to be issued on the basis of that certification and (c) the Agency Security will be delivered to Lender.

"Equity Interests" means all shares, interests, participations or other equivalents, however, designated, of or in a Person (other than a natural person), whether or not voting, including common stock, membership interests, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which Borrower is a member and that is treated as a single employer under Section 414 of the Internal Revenue Code.

"Event of Default" means any of the conditions or events set forth in Section 10.1.

"Excess Buydown" has the meaning set forth in Section 3.4.

"Excess Usage Day" has the meaning set forth in Section 3.11.

"Excess Usage Fee" has the meaning set forth in Section 3.11.

"Exchange Act" means the Securities Exchange Act of 1934 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"Exhibit B" means Exhibit B-SF or Exhibit B-REP/NP/REO, as applicable to the type of Eligible Loan or REO Property against which a Warehousing Advance is to be made.

"Existing Agreement" means the Warehousing Credit and Security Agreement dated as of June 30, 2000, as amended, between Oak Street Mortgage LLC f/k/a Cresleigh Financial Services LLC and Lender.

"Fair Market Value" means, at any time for an Eligible Loan or a related Agency Security (if the Eligible Loan is to be used to back an Agency Security) as of any date of determination, (a) the Committed Purchase Price if the Eligible Loan is covered by a Purchase Commitment from Fannie Mae or Freddie Mac or the Eligible Loan is to be exchanged for an Agency Security and that Agency Security is covered by a Purchase Commitment from an Investor, or (b) otherwise, the market price for such Eligible Loan or Agency Security, determined by Lender based on market data for similar Mortgage Loans or Agency Securities and such other criteria as Lender deems appropriate in its sole discretion.

"Fannie Mae" means Fannie Mae, a corporation created under the laws of the United States, and any successor corporation or other entity.

"FHA" means the Federal Housing Administration and any successor agency or other entity.

"FICA" means the Federal Insurance Contributions Act and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules and regulations.

"FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"First Mortgage" means a Mortgage that constitutes a first Lien on the real property covered by the Mortgage.

"First Mortgage Loan" means a Mortgage Loan secured by a First Mortgage.

"Freddie Mac" means Freddie Mac, a corporation created under the laws of the United States, and any successor corporation or other entity.

"Funding Bank" means Bank One or any other bank designated by Lender as a Funding Bank.

"Funding Bank Agreement" means a letter agreement on the form prescribed by Lender between the Funding Bank and Borrower authorizing Lender's access to the Operating Account and the Check Disbursement Account.

"GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

"Gestation Agreement" means an agreement under which Borrower agrees to sell or finance (a) a Mortgage Loan prior to the date of purchase by an Investor or (b) a Mortgage Pool prior to the date a Mortgage-backed Security backed by the Mortgage Pool is issued.

"Ginnie Mae" means the Government National Mortgage Association, an agency of the United States government, and any successor agency or other entity.

"GMAC-RFC Client Guide" means the applicable loan purchase guide issued by Lender, as the same may be amended or replaced.

"Government Mortgage Loan" means a closed-end First Mortgage Loan that is either HUD/FHA insured (other than a HUD 203(K) Mortgage Loan or a Title I Mortgage
Loan) or VA guaranteed.

"Hedging Arrangements" means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

"High LTV Mortgage Loan" has the meaning set forth in Exhibit H.

"HUD" means the Department of Housing and Urban Development, and any successor agency or other entity.

"Indemnified Liabilities" has the meaning set forth in Section 11.2.

"Indemnitees" has the meaning set forth in Section 11.2.

"Interest Rate" means, for any Warehousing Advance, the floating rate of interest specified for that Warehousing Advance in Exhibit H.

"Interim Statement Date" means the date of the most recent unaudited financial statements of Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Lender under the Existing Agreement or this Agreement.

"Internal Revenue Code" means the Internal Revenue Code of 1986, Title 26 of the United States Code, and all rules, regulations and interpretations issued under those statutory provisions, as amended, and any subsequent or successor federal income tax law or laws, rules, regulations and interpretations.

"Investment Company Act" means the Investment Company Act of 1940 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"Investor" means Fannie Mae, Freddie Mac or a financially responsible private institution that Lender deems acceptable, in its sole discretion, to issue Purchase Commitments with respect to a particular category of Eligible Loans.

"Lender" has the meaning set forth in the first paragraph of this Agreement.

"Leverage Ratio" means the ratio of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) Debt to Tangible Net Worth. For purposes of calculating a Person's Leverage Ratio, Debt arising under Hedging Arrangements, to the extent of assets arising under those Hedging Arrangements, may be excluded from a Person's Debt.

"LIBOR" means, for each week, the rate of interest per annum that is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for 1 month periods of certain U.S. banks as of 11:00 a.m. (London time) on the first Business Day of each week on which the London Interbank market is open, as published by Bloomberg L.P. If those interest rates are not offered or published for any period, then during that period LIBOR means the London Interbank

Offered Rate for 1 month periods as published in The Wall Street Journal in its regular column entitled "Money Rates" on the first Business Day of each week on which the London Interbank market is open.

"Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of such an agreement and any agreement to give any security interest).

"Liquid Assets" means the following assets owned by a Person (and, if applicable, that Person's Subsidiaries, on a consolidated basis) as of any date of determination: (a) unrestricted and unencumbered cash, (b) funds on deposit in accounts with any bank located in the United States (net of the aggregate amount payable under all outstanding and unpaid checks, drafts and similar items drawn by a Person against those accounts), (c) investment grade commercial paper, (d) money market funds and (e) marketable securities, plus, in the case of Borrower and in the absence of a Default or Event of Default, (f) the amount of any Buydowns and Excess Buydowns.

"Loan Documents" means this Agreement, the Warehousing Note, the Sublimit Note, any agreement of Borrower relating to Subordinated Debt, any Security Agreement, if applicable, and each other document, instrument or agreement executed by Borrower in connection with any of those documents, instruments and agreements, as originally executed or as any of the same may be amended, restated, renewed or replaced.

"Loan Package Fee" has the meaning set forth in Section 3.5.

"Loan-to-Value Ratio" means, for any Mortgage Loan, the ratio of (a) the maximum amount that may be borrowed under the Mortgage Loan (whether or not borrowed) at the time of origination, plus the Mortgage Note Amounts of all other Mortgage Loans secured by the related Property, to (b) the Appraised Property Value of the related Property.

"Manufactured Home" means a structure that is built on a permanent chassis (steel frame) with the wheel assembly necessary for transportation in one or more sections to a permanent site or semi-permanent site.

"Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System, as amended.

"MERS" means Mortgage Electronic Registrations Systems, Inc. and any successor entity.

"Miscellaneous Fees and Charges" means the miscellaneous fees set forth on Lender's collateral operations fees schedule (either as originally delivered to Borrower or as it may be amended, restated, renewed or replaced after the date of this Agreement) and all miscellaneous disbursements, charges and expenses incurred by or on behalf of Lender for the handling and administration of Warehousing Advances and Collateral, including costs for Uniform Commercial Code, tax lien and judgment searches conducted by Lender, filing fees, charges for wire transfers and check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, recording fees for REO Mortgages, Funding Bank service fees and overdraft charges and Designated Bank Charges.

"Mortgage" means a mortgage or deed of trust on real property that is improved and substantially completed (including real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to the Manufactured Home under applicable real property law).

"Mortgage-backed Securities" means securities that are secured or otherwise backed by Mortgage Loans.

"Mortgage Loan" means any loan evidenced by a Mortgage Note and secured by a Mortgage and, if applicable, a Security Agreement.

"Mortgage Note" means a promissory note secured by one or more Mortgages and, if applicable, one or more Security Agreements.

"Mortgage Note Amount" means, as of any date of determination, the then outstanding and unpaid principal amount of a Mortgage Note (whether or not an additional amount is available to be drawn under that Mortgage Note).

"Mortgage Pool" means a pool of one or more Pledged Loans on the basis of which a Mortgage-backed Security is to be issued.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, to which either Borrower or any ERISA Affiliate of Borrower has any obligation with respect to its employees.

"Non-Usage Fee" has the meaning set forth in Section 3.6.

"Notices" has the meaning set forth in Section 11.1.

"Obligations" means all indebtedness, obligations and liabilities of Borrower to Lender and Lender's Subsidiaries (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred), including Borrower's obligations and liabilities to Lender under the Loan Documents and disbursements made by Lender for Borrower's account.

"Operating Account" means a demand deposit account maintained at the Funding Bank in Borrower's name and designated for funding that portion of each Eligible Loan or REO Property not funded by a Warehousing Advance made against that Eligible Loan or REO Property and for returning any excess payment from an Investor for a Pledged Loan or Pledged Security.

"Overdraft Advance" has the meaning set forth in Section 3.9.

"Participant" has the meaning set forth in Section 11.8.

"Person" means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

"Plan" means each employee benefit plan (whether in existence on the date of this Agreement or established after that date), as that term is defined in
Section 3 of ERISA, maintained for the benefit of directors, officers or employees of Borrower or any ERISA Affiliate.

"Pledged Assets" means, collectively, Pledged Loans, Pledged Securities and REO Properties.

"Pledged Hedging Accounts" has the meaning set forth in Section 4.1 (i).

"Pledged Hedging Arrangements" has the meaning set forth in Section 4.1 (i).

"Pledged Loans" has the meaning set forth in Section 4.1 (b).

"Pledged Securities" has the meaning set forth in Section 4.1 (c).

"Prime Mortgage Loan" has the meaning set forth in Exhibit H.

"Prohibited Transaction" has the meanings set forth for such term in Section 4975 of the Internal Revenue Code and Section 406 of ERISA.

"Purchase Commitment" means a written commitment, in form and substance satisfactory to Lender, issued in favor of Borrower by an Investor under which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

"Receivables" has the meaning set forth in Section 4.1(e).

"Release Amount" has the meaning set forth in Section 4.3 (f).

"REO Mortgage" means a First Mortgage in form and substance approved by Lender covering an REO Property which has been executed and delivered by Borrower for the benefit of Lender.

"REO Property" has the meaning set forth in Exhibit H.

"Repurchased Mortgage Loan" has the meaning set forth in Exhibit H.

"RFC Mortgage Loan" means a Mortgage Loan covered by a Purchase Commitment issued by Lender.

"RFConnects Delivery" means Lender's proprietary service to support the electronic exchange of information between Lender and Borrower, including Advance Requests, shipping requests, payoff requests, activity reports and exception reports.

"RFConnects Pledge Agreement" means an agreement (on the then current form prescribed by Lender) granting Lender a security interest in Mortgage Loans for which Borrower has requested Warehousing Advances using RFConnects Delivery.

"Second Mortgage" means a Mortgage that constitutes a second Lien on the property covered by the Mortgage.

"Second Mortgage Loan" means a Mortgage Loan secured by a Second Mortgage.

"Security Agreement" means a security agreement or other agreement that creates a Lien on personal property, including furniture, fixtures and equipment, to secure repayment of a Mortgage Loan.

"Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

"Servicing Portfolio" means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by that Person under Servicing Contracts, minus the principal balance of all Mortgage Loans that are serviced by that Person for others under subservicing arrangements.

"Single Family Mortgage Loan" means a Mortgage Loan secured by a Mortgage on improved real property on which is located a 1-to-4 family residence.

"Standard Warehouse Period" means, for any Mortgage Loan or REO Property, the maximum number of days a Warehousing Advance against that type of Mortgage Loan or REO Property, other than against an Aged Mortgage Loan, may remain outstanding, as set forth in Exhibit H.

"Statement Date" means the Audited Statement Date or the Interim Statement Date, as applicable.

"Sublimit" means the aggregate amount of Warehousing Advances (expressed as a dollar amount or as a percentage of the Warehousing Commitment Amount) that is permitted to be outstanding at any one time against a specific type of Eligible Loan or REO Property.

"Sublimit Note" has the meaning set forth in Section 1.3.

"Subordinated Debt" means (a) all indebtedness of Borrower for borrowed money that is effectively subordinated in right of payment to all present and future Obligations either (1) under a Subordination of Debt Agreement on the form prescribed by Lender or (2) otherwise on terms acceptable to Lender, and (b) solely for purposes of Section 8.5, all indebtedness of Borrower that is required to be subordinated by Sections 5.1 (b) and 7.11.

"Subprime Mortgage Loan" has the meaning set forth in Exhibit H.

"Subsidiary" means any corporation, partnership, association or other business entity in which more than 50% of the shares of stock or other ownership interests having voting power for the election of directors, managers, trustees or other Persons performing similar functions is at the time owned or controlled by any Person either directly or indirectly through one or more Subsidiaries of that Person.

"Tangible Net Worth" means the excess of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) total assets over total liabilities as of the date of determination, each determined in accordance with GAAP, applied in a manner consistent with the most recent audited financial statements delivered to Lender under the Existing Agreement, plus that portion of Subordinated Debt not due within 1 year of that date. For purposes of calculating a Person's Tangible Net Worth, advances or loans to managers, members, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of the Person, intangible assets, those other assets that would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of that date, as those requirements appear "Consolidated Audit Guide for Audits of HUD Programs," other assets Lender deems unacceptable, in its sole discretion, and, for purposes of calculating Borrower's Tangible Net Worth, an amount equal to the book net worth of each Diversified Business, must be excluded from a Person's total assets.

"Third Party Originated Loan" means a Mortgage Loan originated and funded by a third party (other than with funds provided by Borrower at closing to purchase the Mortgage Loan) and subsequently purchased by Borrower.

"Trust Receipt" means a trust receipt in a form approved by and under which Lender may deliver any document relating to the Collateral to Borrower for correction or completion.

"Usage Target" has the meaning set forth in Section 3.11.

"Unused Portion" has the meaning set forth in Section 3.6.

"Used Portion" has the meaning set forth in Section 3.6.

"Warehousing Advance" means a disbursement by Lender to fund the origination or acquisition of a Mortgage Loan.

"Warehousing Advance Request" has the meaning set forth in Section 2.1.

"Warehousing Collateral Value" means, as of any date of determination, (a) with respect to any Eligible Loan or REO Property, the lesser of (1) the amount of any Warehousing Advance made, or that could be made, against such Eligible Loan or REO Property under Exhibit H or (2) an amount equal to the Advance Rate for the applicable type of Eligible Loan or REO Property multiplied by the Fair Market Value of such Eligible Loan or REO Property; (b) if Eligible Loans or REO Properties have been exchanged for Agency Securities, the lesser of (1) the amount of any Warehousing Advances outstanding against the Eligible Loans or REO Properties backing the Agency Securities or (2) an amount equal to the Advance Rates for the applicable types of Eligible Loans backing the Agency Securities multiplied by the Fair Market Value of the Agency Securities; and (c) with respect to cash, the amount of the cash.

"Warehousing Commitment" means the obligation of Lender to make Warehousing Advances to Borrower under Section 1.1.

"Warehousing Commitment Amount" means $200,000,000. Notwithstanding the foregoing, during the period from May 26, 2004, to and including June 4, 2004, the Warehousing Commitment Amount will be temporarily increased to $250,000,000. On the first Business Day following the expiration of the temporary increase of the Warehousing Commitment Amount, Borrower will repay to Lender the amount by which the outstanding Warehousing Advances exceed the Warehousing Commitment Amount.

"Warehousing Commitment Fee" has the meaning set forth in Section 3.5.

"Warehousing Fee" has the meaning set forth in Section 3.7.

"Warehousing Maturity Date" has the meaning set forth in Section 1.2.

"Warehousing Note" has the meaning set forth in Section 1.3.

"Wet Settlement Advance" means with respect to any Warehousing Advance, the time from the date the Warehousing Advance is made until the date of Lender's receipt of the Collateral Documents required by Article 2 and the Exhibits and documents referenced in that Article.

"Wire Disbursement Account" means a demand deposit account maintained at the Funding Bank in Lender's name for clearing wire transfers requested by Borrower to fund Warehousing Advances.

"Wire Fee" has the meaning set forth in Section 3.7.

12.2.    OTHER DEFINITIONAL PROVISIONS; TERMS OF CONSTRUCTION

12.2(a) Accounting terms not otherwise defined in this Agreement have the meanings given to those terms under GAAP.

12.2(b) Defined terms may be used in the singular or the plural, as the context requires.

12.2(c) All references to time of day mean the then applicable time in Chicago, Illinois, unless otherwise expressly provided.

12.2(d) References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

12.2(e) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation."

12.2(f) Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or."

12.2(g) All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements. All provisions from other agreements incorporated into this Agreement by reference survive any termination of those other agreements until the Obligations of Borrower under this Agreement, the Warehousing Note and the Sublimit Note are irrevocably paid in full and the Warehousing Commitment is terminated.

12.2(h) All references to the Uniform Commercial Code shall be deemed to be references to the Uniform Commercial Code in effect on the date of this Agreement in the applicable jurisdiction.

12.2(i) Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

                                END OF ARTICLE 12

                                                                       EXHIBIT E

                             COMPLIANCE CERTIFICATE

This Compliance Certificate is submitted to the Lender pursuant to Section 7.2(c) of the First Amended and Restated Warehousing Credit and Security Agreement among Oak Street Mortgage LLC ("Oak Street LLC"), OAK STREET MORTGAGE OF TENNESSEE LLC ("Oak Street of TN") and OAK STREET MORTGAGE, INC. ("Oak Street Inc.") (Oak Street LLC, Oak Street of TN and Oak Street Inc. are collectively referred to as the "Borrowers") and RESIDENTIAL FUNDING CORPORATION ("Lender"), dated as of August 31, 2002 (as amended, restated, renewed or replaced, "Agreement"). Capitalized terms and Section numbers used in this Compliance Certificate without further definition refer to those terms and Sections set forth in the Agreement.

The undersigned hereby certifies to Lender that as of the close of business on _______, ("Statement Date") and with respect to Oak Street LLC (and Oak Street LLC's Subsidiaries on a consolidated basis):

1. As demonstrated by the attached calculations supporting this Compliance Certificate, Borrowers satisfied the covenants set forth in Sections 8.8, 8.9, 8.10, 8.11, 8.12 and 8.13 or, if Borrowers did not satisfy any of those covenants, a detailed explanation is attached setting forth the nature and the period of existence of any Default or Event of Default and the action Borrowers have taken, are taking or propose to take with respect to that Default or Event of Default.

2. Borrowers have not transferred (by sale or otherwise), pledged or granted a security interest in any Servicing Contracts, except as permitted under the terms of the Agreement.

3. Borrowers have not made any payments in advance of the scheduled maturity date on any Subordinated Debt, and Borrowers have not incurred any additional Debt that must be subordinated under the terms of
         Section 7.11.

4. Borrowers were in full compliance with all applicable Investor net worth requirements, and in good standing with each Investor.

5. I have reviewed the terms of the Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrowers (and Borrowers' Subsidiaries). That review has not disclosed, and I have no other knowledge of the existence of, any Default or Event of Default, or if any Default or Event of Default existed or exists, a detailed explanation is attached setting forth the nature and the period of existence of the Default or Event of Default and the action Borrowers have taken, are taking or propose to take with respect to that Default or Event of Default.

6. Pursuant to Section 7.2 of the Agreement, enclosed are the financial statements of Oak Street LLC as of the Statement Date. The financial statements for the period ending on the Statement Date fairly present the financial condition and results of operations of Oak Street LLC (and Oak Street LLC's Subsidiaries on consolidated basis) as of the Statement Date.

Dated:______________________________      OAK STREET MORTGAGE LLC,
                                          a Delaware limited liability company

                                          By:___________________________________

                                          Its:__________________________________

                 CALCULATIONS SUPPORTING COMPLIANCE CERTIFICATE

Borrower Name: Oak Street Mortgage LLC (and, if applicable, its Subsidiaries)

Statement Date:  ________________________________

All financial calculations set forth in this Compliance Certificate are as of the Statement Date.

1.       TANGIBLE NET WORTH

         A.       Net Worth of is:

                  Excess of total assets over total liabilities:                $ ________________________

                  Plus:    Subordinated Debt (or any portion of that
                           Subordinated Debt) due (must be more
                           than 6 months after the Warehousing
                           Maturity Date):                                      $ ________________________

                  Minus:   Advances or loans to or receivables due from,
                           members, managers or Affiliates or any
                           shareholder, director or officer of any manager,
                           member or Affiliate that Lender deems
                           intangible:                                          $ ________________________

                  Minus:   Investments in Affiliates deemed intangible
                           by Lender:                                           $ ________________________

                  Minus:   Assets pledged to secure liabilities not
                           included in Debt:                                    $ ________________________

                  Minus:   Intangible assets:                                   $ ________________________

                  Minus:   Other assets that HUD deems non-acceptable:          $ ________________________

                  Minus:   Other assets that Lender deems unacceptable:         $ ________________________

                      TANGIBLE NET WORTH                                        $ ________________________

         B.       Requirements of Section 8.9 of the Agreement:

                  PERMIT OAK STREET LLC'S TANGIBLE NET WORTH AT ANY TIME TO BE
                  LESS THAN (A) FROM MAY 1, 2004 THROUGH JUNE 30, 2004,
                  $11,000,000; (B) FROM JULY 1, 2004 THROUGH SEPTEMBER 30, 2004,
                  $13,000,000; AND (C) ON AND AFTER OCTOBER 1, 2004,
                  $15,000,000.

         C.       COVENANT SATISFIED: _____ COVENANT NOT SATISFIED: _____

2.       DEBT OF BORROWER

         A.       Borrower's total liabilities calculated in accordance with
                  GAAP, plus all indebtedness or other obligations for borrowed money or for the deferred purchase price
                  of property or services:                                      $ ________________________

                  Minus:   Debt of Diversified Businesses:                      $ ________________________

                  Minus:   Subordinated Debt (or any portion of that
                           Subordinated Debt) due (must be more than
                           6 months after the Warehousing
                           Maturity Date):                                      $ ________________________

         B.       DEBT (Total):                                                 $ ________________________

                  Minus:   Debt arising under Hedging Arrangements
                           (to the extent of assets arising under those
                           Hedging Arrangements):                               $ ________________________

         C.       DEBT (adjusted for Hedging Arrangements):                     $ ________________________

3.       LEVERAGE RATIO

         A.       The ratio of Debt (adjusted for Hedging Arrangements)
                   to Tangible Net Worth is (2.C. to 1.A.):                     _________ to 1

         B.       Requirements of Section 8.8 of the Agreement:

                  BORROWER'S leverage ratio MUST not exceed 20 to 1.

         C.       COVENANT SATISFIED:       ____     COVENANT NOT SATISFIED:    ____

4.       LIQUID ASSETS OF BORROWER

         A.       The following unrestricted and unencumbered assets:

                  Cash:                                                         $ ________________________

                  Funds on deposit in any United States bank
                  (net of all outstanding checks, drafts and
                  similar items):                                               $ ________________________

                  Investment grade commercial paper:                            $ ________________________

                  Money market funds:                                           $ ________________________

                  Marketable securities:                                        $ ________________________

                  Buydown:                                                      $ ________________________

                  Excess Buydown:                                               $ ________________________

         B.       LIQUID ASSETS                                                 $ ________________________

                  Requirements of Section 8.11 of the Agreement:

                  BORROWER'S LIQUID ASSETS MUST NOT BE LESS THAN $5,000,000.

         C.       COVENANT SATISFIED:       ____     COVENANT NOT SATISFIED:    ____

5.       NET INCOME/LOSS

         A.       Net income (loss) for month ended on Statement Date:          $ ________________________

         B.       Net income (loss) as of end of prior month:                   $ ________________________

         C.       Net income (loss) as of end of month immediately
                  preceding prior month:                                        $ ________________________

         D.       Requirements of Section 8.12 of the Agreement:

                  OAK STREET LLC'S MONTHLY NET INCOME MAY NOT BE LESS THAN ZERO
                  FOR THREE CONSECUTIVE MONTHS.

         E.       COVENANT SATISFIED:       ____     COVENANT NOT SATISFIED:    ____

6.       TRANSACTIONS WITH AFFILIATES

         A.       Loans, advances, and extensions of credit by
                  Borrower to its Affiliates during the current fiscal year:    $ ________________________

         B.       Capital contributions made by Borrower to
                  its Affiliates during the current fiscal year:                $ ________________________

         C.       Transfers, sales, pledges, assignments or other dispositions
                  of assets made by Borrower or on behalf of its Affiliates:    $ ________________________

         D.       Management fees paid by Borrower to Affiliates
                  during the current fiscal year:                               $ ________________________

         E.       Requirements of Section 8.13 of the Agreement:

                  (1)      CONTRIBUTIONS BY OAK STREET LLC TO H&K COLLECTIONS
                           LLC MUST NOT EXCEED A LOAN IN THE AMOUNT OF
                           $1,000,000 AND A CAPITAL CONTRIBUTION IN THE AMOUNT
                           OF $700,000.

                           COVENANT SATISFIED:       ____     COVENANT NOT SATISFIED:   ____

                  (2)      CONTRIBUTIONS BY OAK STREET LLC TO OAK STREET FUNDING
                           LLC MUST NOT EXCEED A CAPITAL CONTRIBUTION IN THE
                           AMOUNT OF $2,500,000.

                           COVENANT SATISFIED:       ____     COVENANT NOT SATISFIED:   ____

                  (3)      BORROWER MAY NOT TRANSFER, SELL, PLEDGE, ASSIGN OR
                           MAKE ANY OTHER DISPOSITION OF ASSETS TO OR ON BEHALF
                           OF ITS AFFILIATES.

                           COVENANT SATISFIED:       ____     COVENANT NOT SATISFIED:   ____

                  (4)      BORROWER MAY NOT MERGE OR CONSOLIDATE WITH, OR
                           PURCHASE OR ACQUIRE ANY ASSETS FROM, ITS AFFILIATES.

                           COVENANT SATISFIED:       ____     COVENANT NOT SATISFIED:   ____

                  (5)      BORROWER MAY NOT PAY ANY MANAGEMENT FEES TO ITS
                           AFFILIATES.

                           COVENANT SATISFIED:       ____     COVENANT NOT SATISFIED:   ____

7.       CURRENT RATIO

         A.       Current Assets:

                  Cash:                                                         $ ________________________

                  Temporary investments:                                        $ ________________________

                  Mortgage Loans and Mortgage-backed Securities
                  held for sale (net of any loan loss reserves):                $ ________________________

                  Accounts and accrued interest receivable
                  (net of any allowance for doubtful accounts):                 $ ________________________

                  Servicing advances made on behalf of mortgagors:              $ ________________________

                  Any other "Current Assets" under GAAP:                        $ ________________________

                  Minus:   Loans/advances to or receivables from
                           employees, officers or owners and
                           Affiliates:                                          $ ________________________

                  Minus:   Deferred assets, other than prepaid
                           items for insurance, taxes and rent:                 $ ________________________

                  TOTAL CURRENT ASSETS:                                         $ ________________________

         B. Current Liabilities (liabilities or any portion maturing within 1 year):

                  Warehouse notes payable:                                      $ ________________________

                  Other notes payable:                                          $ ________________________

                  Repurchase agreements:                                        $ ________________________

                  Accounts payable and accrued expenses:                        $ ________________________

                  TOTAL CURRENT LIABILITIES:                                    $ ________________________


         C.       Current Ratio:                       ___________ to 1

         D.       Requirements of Section 8.10 of the Agreement:

                  BORROWER'S CURRENT RATIO MUST NOT EXCEED 1.03 TO 1.

         E.       COVENANT SATISFIED:       ____     COVENANT NOT SATISFIED:    ____

8.       LOAN PRODUCTION VOLUME

       Loan Type                 Number of Mortgage Loans      Aggregate Mortgage Note Amount
       ---------                 ------------------------      ------------------------------
Prime Mortgage Loans

Subprime Mortgage Loans

High LTV Mortgage Loans


9. INVESTMENTS IN AFFILIATES

         K, S, & K, LLC                                                         $ ________________________
         Creations Title LLC                                                    $ ________________________
         Great Western Loan & Investments LP                                    $ ________________________
         Oak Street Funding LLC                                                 $ ________________________
         H&K Collections LLC                                                    $ ________________________

10.      ADVANCES TO & RECEIVABLES FROM AFFILIATES

         K, S, & K, LLC                                                         $ ________________________
         Creations Title LLC                                                    $ ________________________
         Great Western Loan & Investments LP                                    $ ________________________
         Oak Street Funding LLC                                                 $ ________________________
         H&K Collections LLC                                                    $ ________________________

11.      AMOUNTS OWED TO AFFILIATES

         K, S, & K, LLC                                                         $ ________________________
         Creations Title LLC                                                    $ ________________________
         Great Western Loan & Investments LP                                    $ ________________________
         Oak Street Funding LLC                                                 $ ________________________
         H&K Collections LLC                                                    $ ________________________

12.      THIRD PARTY ORIGINATED LOANS

         A.       Total amount of Third Party Originated Loans is:              $ ________________________

         B.       THE AMOUNT OF BORROWER'S THIRD PARTY ORIGINATED LOANS MAY NOT
                  EXCEED $10,000,000.

         C.       SATISFIED:  ______        NOT SATISFIED:    ____

                                                                       EXHIBIT H

                         ELIGIBLE LOANS AND OTHER ASSETS

                             Oak Street Mortgage LLC
                            Oak Street Mortgage, Inc.
                      Oak Street Mortgage of Tennessee LLC

LIMITATIONS ON WAREHOUSING ADVANCES AGAINST MORTGAGE LOANS

Lender's obligation to make Warehousing Advances under the Agreement is subject to the following limitations:

         1. No Warehousing Advance will be made against any Mortgage Loan that has been previously sold or pledged to obtain financing (whether or not such financing constitutes Debt) under another warehousing financing arrangement or a gestation agreement.

         2. No Warehousing Advance will be made against any Mortgage Loan that Lender believes may be based on untrue, incomplete or inaccurate or fraudulent information or may otherwise be subject to fraud.

         3. No Warehousing Advance will be made against a Mortgage Loan if any of the limitations set forth in this Exhibit H would be exceeded after giving effect to the Warehousing Advance.

         4. No Warehousing Advance will be made against a Mortgage Loan with an original principal balance in excess of $2,000,000.

         5. No Warehousing Advance will be made against a Third Party Originated Loan that was closed more than 45 days prior to the date on which the requested Warehousing Advance is to be made.

SUBLIMITS

These general limitations apply to all Warehousing Advances against Eligible
Loans:

         1.       Wet Settlement Advances:       40% of the Warehousing
                                                 Commitment Amount.

         2.       Third Party Originated Loans:  $25,000,000 (Wet Settlement
                                                 Advances not permitted)

ELIGIBLE LOANS AND TERMS OF WAREHOUSING ADVANCES

Subject to compliance with the terms and limitations set forth below and the terms, representations and warranties and the covenants in the Agreement, each of the following Mortgage Loans is an Eligible Loan for purposes of the
Agreement:

1.       PRIME MORTGAGE LOAN

(a) Definition: A First Mortgage Loan or a Second Mortgage Loan with the following characteristics:

        (i) For a First Mortgage Loan:

              A. Underwritten substantially in accordance with Fannie Mae or Freddie Mac underwriting standards (except as to maximum amount); and

              B. Loan-to-Value Ratio not to exceed 80% or, if the Loan-to-Value Ratio exceeds 80%, the Prime Mortgage Loan is insured by or subject to a commitment for mortgage insurance in an amount and on terms and conditions that satisfy the underwriting standards of Fannie Mae or Freddie Mac; or

              C. A Government Mortgage Loan.

         (ii) For a Second Mortgage Loan:

              A. The credit of the obligor has been underwritten substantially in accordance with Fannie Mae or Freddie Mac underwriting standards; and

              B. Loan-to-Value Ratio not more than 100%.

(b) Interest Rate:

         (i) Other Mortgage Loans:       [***] over LIBOR

         (ii) Aged Mortgage Loans:       [***] over LIBOR

(c) Prime Sublimit:                      $24,000,000

         (i) First Mortgage Loan:        $24,000,000

         (ii) Second Mortgage Loan:      $12,000,000

         (iii) Aged Mortgage Loans:      $600,000

(d) Committed/Uncommitted:

         (i) First Mortgage Loans:       Purchase Commitment required

         (ii) Second Mortgage Loans:     Purchase Commitment NOT required

(e) Wet Settlement Advances:             Permitted

(f) Aged Mortgage Loans:                 Permitted for First Mortgage Loans only

(g) Committed Advance Rate:

         (i) First Mortgage Loan:        [***] of the lesser of (i) the Mortgage
                                         Note Amount or (ii) the Committed
                                         Purchase Price

         (ii) RFC Mortgage Loan:         [***] of the lesser of (i) of the
                                         Mortgage Note Amount or (ii) the
                                         Committed Purchase Price

(h) Uncommitted Advance Rate:            [***] of the Mortgage Note Amount

(i) Standard Warehouse Period:           90 days

(j) Aged Warehouse Period:               120 days

(k) Required Prepayments:                All Mortgage Loans in warehouse 45 days
                                         will be reduced by [***] of the
                                         Mortgage Note Amount.

                                         On the day a Pledged Loan becomes an
                                         Aged Mortgage Loan, the Warehousing
                                         Advance against such Pledged Loan
                                         must be (a) repaid in full, to the
                                         extent the Aged Mortgage Loan
                                         Sublimit would be exceeded, or (b)
                                         otherwise, reduced by of the [***]
                                         Mortgage Note Amount.

2.  SUBPRIME MORTGAGE LOAN

(a) Definition: A First Mortgage Loan or Second Mortgage Loan that has a risk rating of "A-," "B" or "C" (determined using underwriting standards that comply with industry standards in the sole judgment of Lender), and that is acceptable for purchase by at least two Investors.

(b) Interest Rate:

         (ii) Other Mortgage Loans:      [***] over LIBOR

         (ii) Aged Mortgage Loans:       [***] over LIBOR

(c) Subprime Sublimit:                   (A) from May 26, 2004, to and including
                                         June 4, 2004, $250,000,000, and
                                         (B) thereafter, $200,000,000

         (i) First Mortgage Loan:        (A) from May 26, 2004, to and including
                                         June 4, 2004, $250,000,000, and
                                         (B) thereafter, $200,000,000

         (ii) Second Mortgage Loan:      $40,000,000

         (iii) Aged Mortgage Loans:      $10,000,000

(d) Committed/Uncommitted:               Purchase Commitment NOT required

(e) Wet Settlement Advances:             Permitted

(f) Aged Mortgage Loans:                 Permitted for First Mortgage Loans only

(g) Committed Advance Rate:

         (i) RFC Mortgage Loan:          [***] of the lesser of (i) of the
                                         Mortgage Note Amount or (ii) the
                                         Committed Purchase Price

(h) Uncommitted Advance Rate:

         (i) First Mortgage Loan:        [***] of the Mortgage Note Amount

         (ii) Second Mortgage Loan:      [***] of the Mortgage Note Amount

(i) Standard Warehouse Period:           90 days

(j) Aged Warehouse Period:               180 days

(k) Required Prepayments:                All Mortgage Loans in warehouse 45 days
                                         will be reduced by [***] of the
                                         Mortgage Note Amount.

                                         On the day a Pledged Loan becomes an
                                         Aged Mortgage Loan, the Warehousing
                                         Advance against such Pledged Loan
                                         must be (a) repaid in full, to the
                                         extent the Aged Mortgage Loan
                                         Sublimit would be exceeded, or (b)
                                         otherwise, reduced by [***] of the
                                         Mortgage Note Amount. Thereafter,
                                         the Warehousing Advance must be
                                         reduced by [***] of the Mortgage Note
                                         Amount.

3. HIGH LTV MORTGAGE LOAN

(a) Definition: A Second Mortgage Loan that meets the 125 Loan Program eligibility criteria set forth in the GMAC-RFC Client Guide and for which an AssetWise Certificate has been issued, and a First Mortgage Loan that meets the Home Solution Program eligibility criteria set forth in the GMAC-RFC Client Guide and for which an AssetWise Certificate has been issued.

(b) Interest Rate:                       [***] over LIBOR

(c) High LTV Sublimit:                   $1,000,000

(d) Committed/Uncommitted:               Purchase Commitment from Lender
                                         required

(e) Wet Settlement Advances:             Permitted

(f) Aged Mortgage Loans:                 Not Permitted

(g) Committed Advance Rate:

         (i) First Mortgage Loan:        [***] of the lesser of (i) of the
                                         Mortgage Note Amount or (ii) the
                                         Committed Purchase Price

        (ii) Second Mortgage Loan:       [***] of the lesser of (i) of the
                                         Mortgage Note Amount or (ii) the
                                         Committed Purchase Price

(h) Standard Warehouse Period:           45 days

4. REPURCHASED MORTGAGE LOAN/NONPERFORMING MORTGAGE LOAN/REO PROPERTY

         (a) Definitions:

            Repurchased Mortgage Loan: A Mortgage Loan that has been repurchased from an Investor or a Mortgage Pool pursuant to a Servicing Contract.

            Nonperforming Mortgage Loan: A First Mortgage Loan or a Second Mortgage Loan that is not a High LTV Mortgage Loan and (i) is in the process of foreclosure, (ii) is 60 days or more delinquent or (iii) with respect to which the Warehousing Period has expired.

            REO Property: An improved real property containing a 1- to 4-family residence, which property is owned by Borrower as the result of a foreclosure proceeding or the acceptance of a deed in lieu of foreclosure, or has been purchased from an Investor to satisfy a repurchase obligation of Borrower to the Investor.

(b) Interest Rate:                       [***] over LIBOR

(c) Sublimit:                            $2,400,000

(d) Committed/Uncommitted:               Purchase Commitment NOT required

(e) Wet Settlement Advances:             Not Permitted

(f) Aged Mortgage Loans:                 Not Permitted

(g) Advance Rate for Repurchased and
    Nonperforming Mortgage Loans:        [***] of the lesser of (i) Lender's
                                         initial Warehousing Advance, (ii)
                                         the unpaid principal balance, (iii)
                                         the repurchase price, or (iv) the
                                         Appraised Property Value or BPO
                                         Value

(h) Advance Rate for REO Property:       The lesser of (i) [***] Lender's
                                         initial Warehousing Advance or (ii)
                                         [***] of the Appraised Property Value
                                         or BPO Value

(i) Standard Warehouse Period:           365 days

(j) Required Prepayments for Repurchased
    and Nonperforming Mortgage Loans:    [***] of the Mortgage Note Amount, paid
                                         each month occurring more than 90 days
                                         after the date of the Warehousing
                                         Advance

(k) Required Prepayments for REO
    Property:                            [***] of the initial Warehousing
                                         Advance against an REO Property paid
                                         each month occurring more than 90
                                         days after the date of the
                                         Warehousing Advance

                                                                       EXHIBIT K

                             DIVERSIFIED BUSINESSES

                             H & K Collections, LLC

                             Oak Street Funding, LLC